As filed with the Securities and Exchange Commission on April 13, 2006
                                                     Registration No. _________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------
                                     RHODIA
             (Exact name of registrant as specified in its charter)

  France                                               Not Applicable
  (State or other jurisdiction of                     (I.R.S. Employer
  incorporation or organization)                     Identification No.)

                             Coeur Defense - Tour A
                        110, Esplanade Charles de Gaulle
                                92400 Courbevoie
                                     France

          (Address of principal executive offices, including zip code)
                          -----------------------------
                         Rhodia 2006 Employee Share Plan
                            (Full title of the plan)

                                   Rhodia Inc.
                            259 Prospect Plains Road
                               Cranbury, NJ 08512
                                 (609) 860-4494
 (Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
           Title of                     Amount              Proposed Maximum         Proposed Maximum           Amount of
       Securities to be                  to be             Offering Price Per           Aggregate              Registration
          Registered                 Registered(1)               Share                Offering Price               Fee
---------------------------------------------------------------------------------------------------------------------------------
Ordinary Shares, nominal value        15,000,000                $2.28(2)                  $34,200,000(2)         $3,659.40
              (euro)1 per share
---------------------------------------------------------------------------------------------------------------------------------

(1) This registration statement on Form S-8 (this "Registration Statement") shall also cover any additional ordinary shares, nominal value (euro)1 per share (the "Ordinary Shares"), of Rhodia (the "Registrant") which become issuable under any of the Registrant's plans registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction or similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding Ordinary Shares.

(2) Pursuant to Rules 457(c) and 457(h) under the Securities Act, the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price for an aggregate of 15,000,000 Ordinary Shares are estimated based on the average of the high and low prices of the Ordinary Shares reported on Euronext Paris, SA, on April 10, 2006, translated into U.S. dollars at the noon buying rate in New York City on April 10, 2006, for cable transfers in Euros as certified for customs purposes by the Federal Reserve Bank of New York on that date. Such estimate is being utilized solely for the purpose of calculating the registration fee.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.  Plan Information.*

ITEM 2.  Registrant Information and Employee Annual Information.*






------------------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the "Note" to Part I of Form S-8.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 3.   Incorporation of Documents by Reference.

               The following documents previously filed with the Securities and Exchange Commission (the "SEC") by the Registrant are incorporated by reference in this Registration Statement:

               (a) the Registrant's annual report on Form 20-F (No. 001-14838), as filed with the SEC on April 10, 2006 (the "Annual Report on Form 20-F"), pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements for the Registrant's latest financial year for which such statements have been filed; and

               (b) the description of the Registrant's Ordinary Shares set forth in Item 10 in the Registrant's Annual Report on Form 20-F with the exception of the sections captioned "Exchange Controls", "Material Contracts", "Taxation", "Statements by Experts", "Documents on Display", and "Subsidiary Information", including any amendment or report for the purpose of updating such description.

               All documents subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and any Form 6-K that the Registrant may furnish to the SEC which the Registrant specifically states is incorporated by reference into this prospectus, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date such documents are filed with the SEC.

               Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement incorporated by reference herein modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   Description of Securities.

          Not applicable.

ITEM 5.   Interests of Named Experts and Counsel.

          Not applicable.

ITEM 6.   Indemnification of Directors and Officers.

          The French commercial code provides that any clause of a corporation's by-laws that conditions legal proceedings against the members of its board of directors or the chief executive officer on the prior approval or authorization of the general shareholders' meeting or which provides in advance for the waiver of such proceedings is void. The French commercial code also provides that a resolution adopted at a general shareholders' meeting cannot cause the extinction of an action brought against the members of the board of directors or the chief executive officer for breach of duty in their official capacity.

          The Registrant maintains a policy of directors and officers civil liability insurances, which insures legal and de facto directors and officers of the Registrant against losses they may incur as a result of a breach of duty in their official capacity under French or foreign laws and regulations. The insurance also covers fees incurred in connection with civil and criminal actions.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 7.   Exemption from Registration Claimed.

          Not applicable.

ITEM 8.   Exhibits.

          See attached exhibit list.

ITEM 9.   Undertakings.

          (a) The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3)
               of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that the undertakings set forth in paragraphs
          (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paris, France, on this 13th day of April, 2006.

                                  RHODIA



                                  By: /s/ Jean-Pierre Clamadieu
                                      ----------------------------------------
                                      Name:  Jean-Pierre Clamadieu
                                      Title: Chief Executive Officer

                                POWER OF ATTORNEY


          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Jean-Pierre Clamadieu, Pascal Bouchiat and Jean-Pierre Labroue his true and lawful attorney-in-fact- and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign and to file a Registration Statement on Form S-8 (or such other Form as may be appropriate) in connection with the registration of Ordinary Shares of the Registrant and any and all amendments (including post-effective amendments) to any such Registration Statement on Form S-8 with the Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done in the premises. This power of attorney may be executed in counterparts.

          Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated.

        Signature                             Title                                             Date
        ---------                             -----                                             ----


/s/ Jean-Pierre Clamadieu                Chief Executive Officer, Director
---------------------------------
Jean-Pierre Clamadieu


/s/ Pascal Bouchiat                      Chief Financial Officer
---------------------------------
Pascal Bouchiat


/s/ Valerie Raoul-Desprez                Financial Controller (Principal Accounting
---------------------------------        Officer)
Valerie Raoul-Desprez


/s/ Yves Rene Nanot                      Chairman of the Board of Directors,
---------------------------------        Director
Yves Rene Nanot


---------------------------------        Director
Aldo Cardoso


/s/ Pascal Colombani                     Director
---------------------------------
Pascal Colombani


---------------------------------        Director
Jerome Contamine


---------------------------------        Director
Michel de Fabiani


                                       7


/s/ Jacques Kheliff                      Director
---------------------------------
Jacques Kheliff


/s/ Olivier Legrain                      Director
---------------------------------
Olivier Legrain


/s/ Pierre Levi                          Director
---------------------------------
Pierre Levi


---------------------------------        Director
Francis Mer


/s/ Hubertus Sulkowski                   Director
---------------------------------
Hubertus Sulkowski


/s/ James Harton                         Authorized U.S. Representative
---------------------------------
James Harton


                                  Exhibit Index


Exhibit
Number    Description

4.1 Registrant's Statuts (bylaws) (unofficial English translation) (incorporated by reference from Exhibit 1 to the Registrant's annual report on Form 20-F for the fiscal year ended December 31, 2005).

4.2*      Description of Rhodia 2006 Employee Share Plan.

5.1* Opinion of Jean-Pierre Labroue, General Counsel, as to the legality of the Ordinary Shares.

23.1*     Consent of PricewaterhouseCoopers.

23.2* Consent of Jean Pierre Labroue, General Counsel (included in his opinion filed as Exhibit 5.1).

24.1*     Powers of Attorney (included on the Signature Page).









---------------------------------
*    Filed herewith.


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